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EXHIBIT 5.1

            GREENBERG GLUSKER FIELDS CLAMAN MACHTINGER & KINSELLA LLP
                      1900 Avenue of the Stars, Suite 2100
                              Los Angeles, CA 90067

August 24, 2005

Allis-Chalmers Energy Inc.
5075 Westheimer, Suite 890
Houston, Texas  77056

Re: Allis-Chalmers Corporation
Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined Post-Effective Amendment No. 3 to the Registration Statement on Form S-1 (the "Registration Statement") to which this letter is attached as Exhibit 5.1 filed by Allis-Chalmers Corporation, a Delaware corporation (the "Company"), in order to register under the Securities Act of 1933, as amended (the "Act"), 11,959,298 shares of Common Stock of the Company and any additional shares of Common Stock of the Company which may be registered pursuant to Rule 462(b) under the Act (the "Shares"). The Shares consist of: (i) 10,040,898 shares that were issued to certain investors (identified in the Registration Statement), and (ii) 1,918,400 shares that are issuable to upon the conversion of options and warrants issued to certain investors identified in the Registration Statement.

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

Based on the foregoing, we are of the opinion that (a) the 10,040,898 issued and outstanding Shares have been duly authorized, and are validly issued, fully paid and non-assessable, (b) the 1,918,400 shares that may be issued upon exercise of outstanding options and warrants and other rights, upon issuance and sale in conformity with the agreements and receipt by the Company of the purchase price therefore as specified in the applicable agreements, will be validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an Exhibit to the Registration Statement and to use of our name in the prospectus constituting a part thereof.

Very truly yours,

                   /S/ GREENBERG GLUSKER FIELDS CLAMAN MACHTINGER & KINSELLA LLP
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                   GREENBERG GLUSKER FIELDS CLAMAN MACHTINGER & KINSELLA LLP